Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-84876) on Form S-3 of our report dated February 25, 2003 relating to the financial statements and financial statement schedule, which appears in Trizec Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 24, 2003